                                  EXHIBIT 11.1
                               WORLD AIRWAYS, INC.
                 CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                   For the Three Months Ended June 30,1998
                                                               -----------------------------------------------
                                                                   Loss            Shares           Per-Share
                                                               (Numerator)     (Denominator)          Amount
                                                               -----------     -------------     -------------
     Basic EPS
        Net loss                                              $     (3,089)            7,220     $      (0.43)
                                                                                                     =========
     Effect of Dilutive Securities
        Options                                                          --               --
        8% convertible debentures                                       977            5,618
                                                                    -------          -------
     Diluted EPS
        Net loss                                              $     (2,112)           12,838     $          *
                                                                    =======           ======         =========

                                                                   For the Three Months Ended June 30, 1997
                                                              -----------------------------------------------
                                                                 Earnings         Shares          Per-Share
                                                                (Numerator)    (Denominator)        Amount
                                                                -----------    -------------     ------------
     Basic EPS
        Net earnings available to common
           stockholders                                       $       5,646           11,230     $       0.50
                                                                                                     ========
     Effect of Dilutive Securities
        Options                                                          --               --
                                                                    -------          -------
     Diluted EPS
        Net earnings available to common
            stockholders, assuming conversions                $       5,646           11,230     $       0.50
                                                                      =====           ======        =========

                                                                     For the Six Months Ended June 30,1998
                                                              ------------------------------------------------
                                                                  Loss            Shares           Per-Share
                                                               (Numerator)     (Denominator)        Amount
                                                               -----------     -------------     -------------
    Basic EPS
        Net loss                                              $     (6,076)            7,315     $      (0.83)
                                                                                                      ========
     Effect of Dilutive Securities
        Options                                                          --               --
        8% convertible debentures                                     1,944            5,618
                                                                    -------           ------
     Diluted EPS
        Net loss                                              $     (4,132)           12,933     $           *
                                                                    =======           ======          ========

                                                                    For the Six Months Ended June 30, 1997
                                                              ------------------------------------------------
                                                                  Earnings        Shares           Per-Share
                                                                (Numerator)    (Denominator)         Amount
                                                                -----------    -------------     -------------
    Basic EPS
        Net earnings available to common
           stockholders                                       $      10,666           11,232     $        0.95
                                                                                                      ========
     Effect of Dilutive Securities
        Options                                                          --                2
                                                                     ------           ------
     Diluted EPS
        Net earnings available to common
            stockholders, assuming conversions                $      10,666           11,234     $        0.95
                                                                     ======           ======          ========

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